July 2018 Pricing Supplement No. T1360 Registration Statement No. 333-218604-02 Dated July 6, 2018 Filed pursuant to Rule 424(b)(2)

Contingent Income Securities due January 10, 2019

All Payments on the Securities Subject to the Coupon Barrier and Downside Threshold Features

Linked to the Performance of the Ordinary Shares of Deutsche Bank Aktiengesellschaft

Principal at Risk Securities

Unlike ordinary debt securities, the Contingent Income Securities due January 10, 2019 linked to the ordinary shares of Deutsche Bank Aktiengesellschaft (the “Underlying”), which we refer to as the securities, do not provide for the regular payment of interest or guarantee the return of any principal at maturity. Instead, the securities offer the opportunity for investors to earn a Contingent Coupon but only if the closing level of the Underlying on the applicable Observation Date is greater than or equal to 50% of the Initial Level, which we refer to as the Coupon Barrier Level. If the closing level of the Underlying is less than the Coupon Barrier Level on any Observation Date, you will not receive any Contingent Coupon for that period. As a result, investors must be willing to accept the risk of not receiving any Contingent Coupon during the entire term of the securities. At maturity, if the Final Level is greater than or equal to 50% of the Initial Level, which we refer to as the Downside Threshold Level, investors will receive the Principal Amount, and, because the Final Level is also greater than or equal to the Coupon Barrier Level, the Contingent Coupon with respect to the Valuation Date. However, if the Final Level is less than the Downside Threshold Level, investors will be fully exposed to the decline in the level of the Underlying from the Initial Level to the Final Level, and the Redemption Amount will be less than 50% of the Principal Amount of the securities and could be zero. Accordingly, investors may lose up to their entire initial investment in the securities. Investors will not participate in any appreciation of the Underlying. These securities are for investors who seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of losing a significant portion or all of their principal and the risk of receiving no Contingent Coupon on a Contingent Coupon Payment Date if the closing level of the Underlying is below the Coupon Barrier Level on the immediately preceding Observation Date.

All payments on the securities, including the repayment of principal, are subject to the credit risk of Credit Suisse.

KEY TERMS
Issuer:	Credit Suisse AG (“Credit Suisse”)
Underlying:	The Underlying set forth in the table below (the issuer of the Underlying, the “Reference Share Issuer”). For more information on the Underlying, see “Deutsche Bank Aktiengesellschaft Summary” herein. The Underlying is identified in the table below, together with its Bloomberg ticker symbol, Initial Level, Downside Threshold Level and Coupon Barrier Level:
	Underlying	Ticker	Initial Level	Downside Threshold Level	Coupon Barrier Level
	Ordinary shares of Deutsche Bank Aktiengesellschaft	DB UN <Equity>	$11.46	$5.73	$5.73
Aggregate Principal Amount:	$2,635,000
Principal Amount:	$10 per security. The securities are offered at a minimum investment of 100 securities at $10 per security (representing a $1,000 investment), and integral multiples of $10 in excess thereof.
Price to Public:	$10 per security (see “Commissions and Price to Public” below)
Trade Date:	July 6, 2018
Settlement Date:	July 11, 2018 (3 business days after the Trade Date). Delivery of the securities in book-entry form only will be made through The Depository Trust Company.
Valuation Date:	January 7, 2019, subject to postponement as set forth in any accompanying product supplement under “Description of the Securities—Postponement of calculation dates.”
Maturity Date:	January 10, 2019, subject to postponement as set forth in any accompanying product supplement under “Description of the Securities—Postponement of calculation dates.” If the Maturity Date is not a business day, the Redemption Amount will be payable on the first following business day, unless that business day falls in the next calendar month, in which case payment will be made on the first preceding business day.
Contingent Coupons:

•     If on any Observation Date the closing level of the Underlying on such date is greater than or equal to the Coupon Barrier Level, we will pay a Contingent Coupon at an annual rate of approximately 5.00% (approximately 2.50% for the term of the securities, corresponding to $0.04166 per period per security) on the immediately following Contingent Coupon Payment Date.

•  If on any Observation Date the closing level of the Underlying on such date is less than the Coupon Barrier Level, no Contingent Coupon will be paid with respect to that Observation Date.

Redemption Amount:	On the Maturity Date investors will receive a Redemption Amount determined as follows:
	• If the Final Level is greater than or equal to the Downside Threshold Level:	the Principal Amount, and, because the Final Level is also greater than or equal to the Coupon Barrier Level, the Contingent Coupon with respect to the Valuation Date.
• If the Final Level is less than the Downside Threshold Level:

(i) the Principal Amount multiplied by (ii) the Underlying Return.

In this case, the Redemption Amount will be less than $500 per $1,000 principal amount of securities. You could lose your entire investment.

Distributor:	Morgan Stanley Smith Barney LLC (“MSSB”). See “Supplemental Plan of Distribution.”
Calculation Agent:	Credit Suisse International
Key Terms continued on the following page

Investing in the securities involves a number of risks. See “Selected Risk Considerations” beginning on page 12 of this pricing supplement and “Risk Factors” beginning on page PS-3 of any accompanying product supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this pricing supplement or any accompanying product supplement, the prospectus supplement and the prospectus. Any representation to the contrary is a criminal offense.

Commissions and Price to Public	Price to Public	Underwriting Discounts and Commissions	Proceeds to Issuer
Per security	$10	$0.075(1)
		$0.05(2)	$9.875
Total	$2,635,000	$32,937.50	$2,602,062.50

(1) We or one of our affiliates will pay to MSSB discounts and commissions of $0.125 per $10 principal amount of securities, of which $0.05 per $10 principal amount of securities will be paid as a structuring fee. For more detailed information, please see “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement.

(2) Reflects a structuring fee payable to MSSB by Credit Suisse Securities (USA) LLC (“CSSU”) or one of its affiliates of $0.05 for each security.

The agent for this offering, CSSU, is our affiliate. For more information, see “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement.

Credit Suisse currently estimates the value of each $10 principal amount of the securities on the Trade Date is $9.79 (as determined by reference to our pricing models and the rate we are currently paying to borrow funds through issuance of the securities (our “internal funding rate”)). See “Selected Risk Considerations” in this pricing supplement.

The securities are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

Credit Suisse

Contingent Income Securities due January 10, 2019
All Payments on the Securities Subject to the Coupon Barrier and Downside Threshold Features

Linked to the Performance of the Ordinary Shares of Deutsche Bank Aktiengesellschaft
Principal at Risk Securities

Key Terms continued from previous page:
Coupon Barrier Level:	50% of the Initial Level, as set forth in the table above.
Downside Threshold Level:	50% of the Initial Level, as set forth in the table above.
Initial Level:	The closing level of the Underlying on the Trade Date, as set forth in the table above.
Final Level:	The closing level of the Underlying on the Valuation Date
Observation Dates:	August 6, 2018, September 6, 2018, October 8, 2018, November 6, 2018, December 6, 2018 and the Valuation Date, subject to postponement as set forth in any accompanying product supplement under “Description of the Securities—Postponement of calculation dates.” We also refer to the Observation Date immediately prior to the Maturity Date as the Valuation Date.
Contingent Coupon Payment Dates:	August 9, 2018, September 11, 2018, October 11, 2018, November 9, 2018, December 11, 2018 and the Maturity Date, subject to postponement as set forth in any accompanying product supplement under “Description of the Securities—Postponement of calculation dates.” If any Contingent Coupon Payment Date is not a business day, the Contingent Coupon will be payable on the first following business day. The amount of any Contingent Coupon will not be adjusted in respect of any postponement of a Contingent Coupon Payment Date and no interest or other payment will be payable on the securities because of any such postponement of a Contingent Coupon Payment Date. Contingent coupons, if any, will be payable on the applicable Contingent Coupon Payment Date to the holder of record at the close of business on the business day immediately preceding the applicable Contingent Coupon Payment Date, provided that the Contingent Coupon payable on the Maturity Date, as applicable, will be payable to the person to whom the Redemption Amount is payable.
Underlying Return:	The Final Level divided by the Initial Level
CUSIP / ISIN:	22549M798 / US22549M7983
Listing:	The securities will not be listed on any securities exchange.

Contingent Income Securities due January 10, 2019
All Payments on the Securities Subject to the Coupon Barrier and Downside Threshold Features

Linked to the Performance of the Ordinary Shares of Deutsche Bank Aktiengesellschaft
Principal at Risk Securities

You should read this pricing supplement together with the product supplement dated June 30, 2017, the prospectus supplement dated June 30, 2017 and the prospectus dated June 30, 2017, relating to our Medium-Term Notes of which these securities are a part. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Product Supplement No. I−A dated June 30, 2017:

http://www.sec.gov/Archives/edgar/data/1053092/000095010317006315/dp77780_424b2-ia.htm

•	Prospectus Supplement and Prospectus dated June 30, 2017:

http://www.sec.gov/Archives/edgar/data/1053092/000104746917004364/a2232566z424b2.htm

In the event the terms of the securities described in this pricing supplement differ from, or are inconsistent with, the terms described in any product supplement, the prospectus supplement or prospectus, the terms described in this pricing supplement will control.

Our Central Index Key, or CIK, on the SEC website is 1053092. As used in this pricing supplement, “we,” “us,” or “our” refers to Credit Suisse.

This pricing supplement, together with the documents listed above, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, fact sheets, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. We may, without the consent of the registered holder of the securities and the owner of any beneficial interest in the securities, amend the securities to conform to its terms as set forth in this pricing supplement and the documents listed above, and the trustee is authorized to enter into any such amendment without any such consent. You should carefully consider, among other things, the matters set forth in “Selected Risk Considerations” in this pricing supplement and “Risk Factors” in any accompanying product supplement, “Foreign Currency Risks” in the accompanying prospectus, and any risk factors we describe in the combined Annual Report on Form 20-F of Credit Suisse Group AG and us incorporated by reference therein, and any additional risk factors we describe in future filings we make with the SEC under the Securities Exchange Act of 1934, as amended, as the securities involve risks not associated with conventional debt securities. You should consult your investment, legal, tax, accounting and other advisors before deciding to invest in the securities.

Prohibition of Sales to EEA Retail Investors

The securities may not be offered, sold or otherwise made available to any retail investor in the European Economic Area. For the purposes of this provision:

(a) the expression “retail investor” means a person who is one (or more) of the following:

(i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii) a customer within the meaning of Directive 2002/92/EC, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii) not a qualified investor as defined in Directive 2003/71/EC; and

(b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities offered so as to enable an investor to decide to purchase or subscribe the securities.

July 2018	Page 3

Contingent Income Securities due January 10, 2019
All Payments on the Securities Subject to the Coupon Barrier and Downside Threshold Features

Linked to the Performance of the Ordinary Shares of Deutsche Bank Aktiengesellschaft
Principal at Risk Securities

Supplemental Terms of the Securities

For purposes of the securities offered by this pricing supplement, all references to the following defined term used in any accompanying product supplement will be deemed to refer to the corresponding defined term used in this pricing supplement, as set forth in the table below:

Product Supplement Defined Term	Pricing Supplement Defined Term
Knock-In Level	Downside Threshold Level

July 2018	Page 4

Contingent Income Securities due January 10, 2019
All Payments on the Securities Subject to the Coupon Barrier and Downside Threshold Features

Linked to the Performance of the Ordinary Shares of Deutsche Bank Aktiengesellschaft
Principal at Risk Securities

Investment Summary

Contingent Income Securities

Principal at Risk Securities

The Contingent Income Securities due January 10, 2019 linked to the ordinary shares of Deutsche Bank Aktiengesellschaft, which we refer to as the securities, provide an opportunity for investors to earn a Contingent Coupon at an annual rate of approximately 5.00% (approximately 2.50% for the term of the securities, corresponding to $0.04166 per period per security) but only if the closing level of the Underlying on the applicable Observation Date is greater than or equal to 50% of the Initial Level, which we refer to as the Coupon Barrier Level. It is possible that the closing level of the Underlying could remain below the Coupon Barrier Level for extended periods of time or even throughout the entire term of the securities so that you may receive few or no Contingent Coupons during the entire term of the securities.

If the Final Level is greater than or equal to 50% of the Initial Level, which we refer to as the Downside Threshold Level, the Redemption Amount will be the Principal Amount, and, because the Final Level is also greater than or equal to the Coupon Barrier Level, the Contingent Coupon with respect to the Valuation Date. However, if the Final Level is less than the Downside Threshold Level, investors will be fully exposed to the decline in the Underlying over the term of the securities and will receive an amount of cash that is significantly less than the Principal Amount, in proportion to the decline in the Underlying from the Initial Level to the Final Level. In this scenario, the value of any such payment will be less than 50% of the Principal Amount of the securities and could be zero. Investors in the securities must be willing to accept the risk of losing their entire principal and also the risk of not receiving any Contingent Coupons. In addition, investors will not participate in any appreciation of the Underlying.

Maturity:	Approximately six months
Redemption Amount:

Investors will receive on the Maturity Date a Redemption Amount determined as follows:

If the Final Level is greater than or equal to the Downside Threshold Level, investors will receive the Principal Amount, and, because the Final Level is also greater than or equal to the Coupon Barrier Level, the Contingent Coupon with respect to the Valuation Date.

If the Final Level is less than the Downside Threshold Level, investors will receive a Redemption Amount that is less than 50% of the Principal Amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

Contingent Coupons:

A Contingent Coupon at an annual rate of approximately 5.00% (approximately 2.50% for the term of the securities, corresponding to $0.04166 per security per period) will be paid on the securities on each Contingent Coupon Payment Date but only if the closing level of the Underlying is at or above the Coupon Barrier Level on the immediately preceding Observation Date.

If, on any Observation Date, the closing level of the Underlying is less than the Coupon Barrier Level, we will pay no coupon for the applicable period.

July 2018	Page 5

Contingent Income Securities due January 10, 2019
All Payments on the Securities Subject to the Coupon Barrier and Downside Threshold Features

Linked to the Performance of the Ordinary Shares of Deutsche Bank Aktiengesellschaft
Principal at Risk Securities

Key Investment Rationale

The securities do not guarantee any repayment of principal at maturity and offer investors an opportunity to earn a Contingent Coupon of approximately 5.00% per annum (approximately 2.50% for the term of the securities) but only if the closing level of the Underlying on the applicable Observation Date is greater than or equal to 50% of the Initial Level, which we refer to as the Coupon Barrier Level. The securities have been designed for investors who seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of (i) losing a significant portion or all of their principal and (ii) receiving no Contingent Coupon on a Contingent Coupon Payment Date if the level of the Underlying is below the Coupon Barrier Level on the immediately preceding Observation Date. The following scenarios are for illustrative purposes only to demonstrate how the Contingent Coupon and the Redemption Amount are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the Contingent Coupon may be payable in none of, or some but not all of, the periods during the term of the securities and the Redemption Amount may be less than 50% of the Principal Amount of the securities and may be zero.

Scenario 1: Investors receive principal back at maturity.	During the term of the securities, the Underlying may close at or above the Coupon Barrier Level on some Observation Dates and below the Coupon Barrier Level on the others. Consequently, investors receive the Contingent Coupon for the periods for which the closing level of the Underlying is at or above the Coupon Barrier Level on the related Observation Date, but not for the periods for which the closing level of the Underlying is below the Coupon Barrier Level on the related Observation Date. On the Valuation Date, the Underlying closes at or above the Downside Threshold Level. Therefore, at maturity, investors will receive the Principal Amount, and, because the Final Level is greater than or equal to the Coupon Barrier Level, the Contingent Coupon with respect to the Valuation Date.
Scenario 2: Investors suffer a substantial loss of principal at maturity.	During the term of the securities, the Underlying closes below the Coupon Barrier Level on all or nearly all of the Observation Dates. In this scenario, investors do not receive any Contingent Coupons, or receive Contingent Coupons for only a limited number of Contingent Coupon Payment Dates. On the Valuation Date, the Underlying closes below the Downside Threshold Level. Therefore, investors receive an amount equal to the Principal Amount multiplied by the Underlying Return at maturity. Under these circumstances, the Redemption Amount will be less than 50% of the Principal Amount and could be zero. No coupon will be paid at maturity in this scenario.

July 2018	Page 6

Contingent Income Securities due January 10, 2019
All Payments on the Securities Subject to the Coupon Barrier and Downside Threshold Features

Linked to the Performance of the Ordinary Shares of Deutsche Bank Aktiengesellschaft
Principal at Risk Securities

Deutsche Bank Aktiengesellschaft Summary

Companies with securities registered under the Securities Exchange Act of 1934 (the “Exchange Act”) are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC by the Reference Share Issuer pursuant to the Exchange Act can be located by reference to the SEC file number provided below. According to its publicly available filings with the SEC, Deutsche Bank Aktiengesellschaft is a European bank that provides services in commercial and investment banking and retail banking as well as wealth and asset management products to corporations, govermnets, institutional investors, small and medium-sized businesses and private individuals. The ordinary shares of Deutsche Bank Aktiengesellschaft are listed on the New York Stock Exchange. Deutsche Bank Aktiengesellschaft’s SEC file number is 001-15242 and can be accessed through www.sec.gov.

This pricing supplement relates only to the securities offered hereby and does not relate to the Underlying or other securities of the Reference Share Issuer. We have derived all disclosures contained in this pricing supplement regarding the Underlying and the Reference Share Issuer from the publicly available documents described in the preceding paragraph. In connection with the offering of the securities, neither we nor our affiliates have participated in the preparation of such documents or made any due diligence inquiry with respect to the Reference Share Issuer.

Information as of market close on July 6, 2018:

Bloomberg Ticker Symbol:	DB UN <Equity>
Current Closing Level:	$11.46
52 Weeks Ago (on 7/7/2017):	$19.05
52 Week High (on 12/18/2017):	$20.10
52 Week Low (on 6/27/2018):	$10.38

For additional historical information, see “Ordinary Shares of Deutsche Bank Aktiengesellschaft Historical Performance” below.

July 2018	Page 7

Contingent Income Securities due January 10, 2019
All Payments on the Securities Subject to the Coupon Barrier and Downside Threshold Features

Linked to the Performance of the Ordinary Shares of Deutsche Bank Aktiengesellschaft
Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples are for illustrative purposes only. Whether you receive a Contingent Coupon will be determined on each Observation Date. The Redemption Amount will be determined by reference to the closing level of the Underlying on the Valuation Date. The actual Initial Level, Coupon Barrier Level and Downside Threshold Level are set forth in “Key Terms” herein. All payments on the securities are subject to the credit risk of Credit Suisse. The numbers in the hypothetical examples may be rounded for ease of analysis. The below examples are based on the following terms:

Hypothetical Initial Level:	$10
Hypothetical Coupon Barrier Level:	$5, which is 50% of the hypothetical Initial Level
Hypothetical Downside Threshold Level:	$5, which is 50% of the hypothetical Initial Level
Contingent Coupons:

Approximately 5.00% per annum (approximately 2.50% for the term of the securities and corresponding to $0.04166 per period per security)

A Contingent Coupon is paid on each Contingent Coupon Payment Date but only if the closing level of the Underlying is at or above the Coupon Barrier Level on the related Observation Date.

Redemption Amount:

If the Final Level is greater than or equal to the Downside Threshold Level: the Principal Amount, and, because the Final Level is also greater than or equal to the Coupon Barrier Level, the Contingent Coupon with respect to the Valuation Date.

If the Final Level is less than the Downside Threshold Level: (i) the Principal Amount multiplied by (ii) the Underlying Return.

Principal Amount:	$10

Example 1 — The closing level of the Underlying is at or above the Coupon Barrier Level on every Observation Date including the Valuation Date, and the Final Level is above the Initial Level. Therefore, you would receive (i) the Contingent Coupons with respect to the Observation Dates prior to (and excluding) the Valuation Date, totaling $0.04166 × 5 = $0.2083 and (ii) the Redemption Amount calculated as $10 + $0.04166 = $10.04166.

The total payment over the term of the securities is $0.2083 + $10.04166 = $10.24996.

This example illustrates the scenario where you receive a Contingent Coupon on every Contingent Coupon Payment Date throughout the term of the securities and receive your principal back at maturity, resulting in a 5.00% per annum interest rate (2.50% for the term of the securities). Despite the fact that the Final Level is greater than the Initial Level, you will not participate in any appreciation of the Underlying. This is therefore the maximum amount payable over the term of the securities (including all potential Contingent Coupons). To the extent that coupons are not paid on every Contingent Coupon Payment Date, the effective interest rate on the securities will be less than 5.00% per annum and could be zero.

Example 2 — The closing level of the Underlying is at or above the Coupon Barrier Level on two of the Observation Dates prior to (and excluding) the Valuation Date. The Final Level is $7, which is above the Downside Threshold Level and Coupon Barrier Level. In this scenario, you receive a Redemption Amount equal to the Principal Amount and the Contingent Coupon with respect to the Valuation Date. Therefore, you would receive (i) the Contingent Coupons with respect to those Observation Dates prior to (and excluding) the Valuation Date, totaling $0.04166 × 2 = $0.08332, but not for the other Observation Dates prior to (and excluding) the Valuation Date, and (ii) the Redemption Amount calculated as $10 + $0.04166 = $10.04166.

The total payment over the term of the securities is $0.08332 + $10.04166 = $10.12498.

Example 3 — The closing level of the Underlying is below the Coupon Barrier Level on all of the Observation Dates, and the Final Level is $4, which is below the Downside Threshold Level. Therefore, you would receive no Contingent Coupons, and the Redemption Amount would be calculated as $10 × $4 / $10 = $4.

The total payment over the term of the securities is $0 + $4 = $4.

If the Final Level is less than the Downside Threshold Level, you will lose a significant portion or all of your investment in the securities.

July 2018	Page 8

Contingent Income Securities due January 10, 2019
All Payments on the Securities Subject to the Coupon Barrier and Downside Threshold Features

Linked to the Performance of the Ordinary Shares of Deutsche Bank Aktiengesellschaft
Principal at Risk Securities

Selected Risk Considerations

This section describes the most significant risks relating to the securities. For a complete list of risk factors, please see any accompanying product supplement, prospectus and prospectus supplement. Investors should consult their financial and legal advisers as to the risks entailed by an investment in the securities and the suitability of the securities in light of their particular circumstances.

▪	The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the payment of regular interest or the return of any of the principal amount at maturity. Instead, if the Final Level is less than the Downside Threshold Level, you will be fully exposed to the decline in the Underlying over the term of the securities, and you will receive for each security that you hold at maturity an amount of cash that is significantly less than the Principal Amount, in proportion to the decline in the level of the Underlying from the Initial Level to the Final Level. Under this scenario, the value of any such payment will be less than 50% of the Principal Amount and could be zero. You may lose up to your entire initial investment in the securities. Any payment on the securities is subject to our ability to pay our obligations as they become due.

▪	Regardless of the amount of any payment you receive on the securities, your actual yield may be different in real value terms. Inflation may cause the real value of any payment you receive on the securities to be less at maturity than it is at the time you invest. An investment in the securities also represents a forgone opportunity to invest in an alternative asset that generates a higher real return. You should carefully consider whether an investment that may result in a return that is lower than the return on alternative investments is appropriate for you.

▪	The securities do not provide regular fixed interest payments. Unlike conventional debt securities, the securities do not provide for regular fixed interest payments. You will receive a Contingent Coupon with respect to a period only if the closing level of the Underlying on the related Observation Date is greater than or equal to the Coupon Barrier Level. If the closing level of the Underlying remains below the Coupon Barrier Level on each Observation Date over the term of the securities, you will not receive any Contingent Coupons. Thus, the securities are not a suitable investment for investors who require regular fixed income payments, since the number of Contingent Coupons is variable and may be zero.

In addition, if rates generally increase over the term of the securities, it is more likely that the Contingent Coupon, if any, could be less than the yield one might receive based on market rates at that time. This would have the further effect of decreasing the value of your securities both nominally in terms of below-market coupon payments and in real value terms. Furthermore, it is possible that you will not receive some or all of the Contingent Coupon payments over the term of the securities, and still lose your principal amount. Even if you do receive some or all of your principal amount at maturity, you will not be compensated for the time value of money. These securities are not short-term investments, so you should carefully consider these risks before investing.

▪	More favorable terms to you are generally associated with an Underlying with greater expected volatility and therefore greater risk that you might lose some or all of your investment at maturity. “Volatility” refers to the frequency and magnitude of changes in the level of the Underlying. The greater the expected volatility with respect to the Underlying on the Trade Date, the higher the expectation as of the Trade Date that the Underlying could close below the Downside Threshold Level on the Valuation Date, indicating a higher expected risk of loss on the securities. The securities offer Contingent Coupon payments with the potential to result in a higher yield than the yield on our conventional debt securities of the same maturity. You should understand that, in exchange for this potentially higher yield, you will be exposed to significantly greater risks than investors in our conventional debt securities. These risks include (i) the risk that the number of Contingent Coupon payments you receive over the term of the securities, if any, will result in a below-market yield that is lower, and perhaps significantly lower, than the yield on our conventional debt securities of the same maturity and (ii) the risk that you might lose some or all of your principal amount at maturity if the Final Level is less than the Downside Threshold Level. The volatility of the Underlying is an important factor affecting these risks. Further, a relatively lower Downside Threshold Level may not necessarily indicate that the securities have a greater likelihood of a return of principal at maturity. Greater expected volatility of the Underlying as of the Trade Date may contribute to the higher yield potential, but would also represent a greater expected likelihood that you will receive only a few or no Contingent Coupon payments over the term of the securities and lose some or all of your principal at maturity. You should be willing to accept the downside market risk of the Underlying and the potential to lose a significant portion or all of your principal at maturity.

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Contingent Income Securities due January 10, 2019
All Payments on the Securities Subject to the Coupon Barrier and Downside Threshold Features

Linked to the Performance of the Ordinary Shares of Deutsche Bank Aktiengesellschaft
Principal at Risk Securities

▪	Investors will not participate in any appreciation in the level of the Underlying. Investors will not participate in any appreciation in the level of the Underlying from the Initial Level, and the return on the securities will be limited to the Contingent Coupons, if any, that are paid with respect to each Observation Date on which the closing level of the Underlying is greater than or equal to the Coupon Barrier Level until the securities reach maturity. It is possible that the closing level of the Underlying could be below the Coupon Barrier Level on most or all of the Observation Dates so that you will receive few or no Contingent Coupons. If you do not earn sufficient Contingent Coupons over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of the issuer of comparable maturity.

▪	The Contingent Coupon, if any, is paid on a periodic basis and is based solely on the closing level of the Underlying on the specified Observation Dates. Whether the Contingent Coupon will be paid with respect to an Observation Date will be based on the closing level of the Underlying on such date. As a result, you will not know whether you will receive the Contingent Coupon until near the end of the relevant period. Moreover, because the Contingent Coupon is based solely on the closing level of the Underlying on a specific Observation Date, if the closing level of the Underlying is less than the Coupon Barrier Level, you will not receive any Contingent Coupon with respect to such Observation Date, even if the closing level of the Underlying was higher on other days during the term of the securities.

▪	At maturity, the securities will not pay more than the Principal Amount, plus the final Contingent Coupon, if any. At maturity, the securities will not pay more than the principal amount, plus the final Contingent Coupon, if any, regardless of the performance of the Underlying. Even if the Final Level is greater than the Initial Level, you will not participate in the appreciation of the Underlying. The maximum amount payable with respect to the securities (excluding any Contingent Coupons) is $10 for each $10 principal amount of the securities.

▪	The securities are subject to the credit risk of Credit Suisse. Investors are dependent on our ability to pay all amounts due on the securities and, therefore, if we were to default on our obligations, you may not receive any amounts owed to you under the securities. In addition, any decline in our credit ratings, any adverse changes in the market’s view of our creditworthiness or any increase in our credit spreads is likely to adversely affect the value of the securities prior to maturity.

▪	Foreign company risk — The Underlying is issued by a foreign company. Foreign companies are generally subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies. Foreign companies may be subject to different political, market, economic, regulatory and other risks than those applicable to domestic companies, including changes in foreign governments, economic and fiscal policies, currency exchange laws or other laws or restrictions. Moreover, the economies of foreign countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. These factors may adversely affect the performance of the Underlying and the value of the securities.

▪	No affiliation with the Reference Share Issuer. We are not affiliated with the Reference Share Issuer. You should make your own investigation into the Underlying and the Reference Share Issuer. In connection with the offering of the securities, neither we nor our affiliates have participated in the preparation of any publicly available documents or made any due diligence inquiry with respect to the Reference Share Issuer.

▪	Hedging and trading activity. We, any dealer, or any of our or their respective affiliates may carry out hedging activities related to the securities, including in the Underlying or instruments related to the Underlying. We, any dealer, or our or their respective affiliates may also trade in the Underlying or instruments related to the Underlying from time to time. Any of these hedging or trading activities on or prior to the Trade Date and during the term of the securities could adversely affect our payment to you at maturity.

▪	The estimated value of the securities on the Trade Date is less than the Price to Public. The initial estimated value of your securities on the Trade Date (as determined by reference to our pricing models and our internal funding rate) is less than the original Price to Public. The Price to Public of the securities includes any discounts or commissions as well as transaction costs such as expenses incurred to create, document and market the securities and the cost of hedging our risks as issuer of the securities through one or more of our affiliates (which includes a projected profit). These costs will be effectively borne by you as an investor in the securities. These amounts will be retained by Credit Suisse or our affiliates in connection with our structuring and offering of the securities (except to the extent discounts or commissions are reallowed to other broker-dealers or any costs are paid to third parties).

On the Trade Date, we value the components of the securities in accordance with our pricing models. These include a fixed

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income component valued using our internal funding rate, and individual option components valued using mid-market pricing. As such, the payout on the securities can be replicated using a combination of these components and the value of these components, as determined by us using our pricing models, will impact the terms of the securities at issuance. Our option valuation models are proprietary. Our pricing models take into account factors such as interest rates, volatility and time to maturity of the securities, and they rely in part on certain assumptions about future events, which may prove to be incorrect.

Because Credit Suisse’s pricing models may differ from other issuers’ valuation models, and because funding rates taken into account by other issuers may vary materially from the rates used by Credit Suisse (even among issuers with similar creditworthiness), our estimated value at any time may not be comparable to estimated values of similar securities of other issuers.

▪	Effect of interest rate in structuring the securities. The internal funding rate we use in structuring notes such as these securities is typically lower than the interest rate that is reflected in the yield on our conventional debt securities of similar maturity in the secondary market (our “secondary market credit spreads”). If on the Trade Date our internal funding rate is lower than our secondary market credit spreads, we expect that the economic terms of the securities will generally be less favorable to you than they would have been if our secondary market credit spread had been used in structuring the securities. We will also use our internal funding rate to determine the price of the securities if we post a bid to repurchase your securities in secondary market transactions. See “—Secondary Market Prices” below.

▪	Secondary market prices. If Credit Suisse (or an affiliate) bids for your securities in secondary market transactions, which we are not obligated to do, the secondary market price (and the value used for account statements or otherwise) may be higher or lower than the Price to Public and the estimated value of the securities on the Trade Date. The estimated value of the securities on the cover of this pricing supplement does not represent a minimum price at which we would be willing to buy the securities in the secondary market (if any exists) at any time. The secondary market price of your securities at any time cannot be predicted and will reflect the then-current estimated value determined by reference to our pricing models and other factors. These other factors include our internal funding rate, customary bid and ask spreads and other transaction costs, changes in market conditions and any deterioration or improvement in our creditworthiness. In circumstances where our internal funding rate is lower than our secondary market credit spreads, our secondary market bid for your securities could be more favorable than what other dealers might bid because, assuming all else equal, we use the lower internal funding rate to price the securities and other dealers might use the higher secondary market credit spread to price them. Furthermore, assuming no change in market conditions from the Trade Date, the secondary market price of your securities will be lower than the Price to Public because it will not include any discounts or commissions and hedging and other transaction costs. If you sell your securities to a dealer in a secondary market transaction, the dealer may impose an additional discount or commission, and as a result the price you receive on your securities may be lower than the price at which we may repurchase the securities from such dealer.

We (or an affiliate) may initially post a bid to repurchase the securities from you at a price that will exceed the then-current estimated value of the securities. That higher price reflects our projected profit and costs that were included in the Price to Public, and that higher price may also be initially used for account statements or otherwise. We (or our affiliate) may offer to pay this higher price, for your benefit, but the amount of any excess over the then-current estimated value will be temporary and is expected to decline over a period of approximately three months.

The securities are not designed to be short-term trading instruments and any sale prior to maturity could result in a substantial loss to you. You should be willing and able to hold your securities to maturity.

▪	Credit Suisse is subject to Swiss regulation. As a Swiss bank, Credit Suisse is subject to regulation by governmental agencies, supervisory authorities and self-regulatory organizations in Switzerland. Such regulation is increasingly more extensive and complex and subjects Credit Suisse to risks. For example, pursuant to Swiss banking laws, the Swiss Financial Market Supervisory Authority (FINMA) may open resolution proceedings if there are justified concerns that Credit Suisse is over-indebted, has serious liquidity problems or no longer fulfills capital adequacy requirements. FINMA has broad powers and discretion in the case of resolution proceedings, which include the power to convert debt instruments and other liabilities of Credit Suisse into equity and/or cancel such liabilities in whole or in part. If one or more of these measures were imposed, such measures may adversely affect the terms and market value of the securities and/or the ability of Credit Suisse to make payments thereunder and you may not receive any amounts owed to you under the securities.

▪	Lack of liquidity. The securities will not be listed on any securities exchange. Credit Suisse (or its affiliates) intends to offer to purchase the securities in the secondary market but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities when you wish to do so. Because other dealers are

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not likely to make a secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Credit Suisse (or its affiliates) is willing to buy the securities. If you have to sell your securities prior to maturity, you may not be able to do so or you may have to sell them at a substantial loss.

▪	Potential conflicts. We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and as agent of the issuer for the offering of the securities, hedging our obligations under the securities and determining their estimated value. In performing these duties, the economic interests of us and our affiliates are potentially adverse to your interests as an investor in the securities. For instance, as calculation agent, Credit Suisse International will determine the Initial Level, the Coupon Barrier Level, and the Downside Threshold Level, whether you receive a Contingent Coupon on each Contingent Coupon Payment Date, whether you receive any previously unpaid Contingent Coupons and the Redemption Amount, if any. Moreover, certain determinations made by Credit Suisse International, in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor underlying or calculation of the closing level in the event of a market disruption event or discontinuance of the Underlying. These potentially subjective determinations may adversely affect the payout to you at maturity, if any. In addition, hedging activities by us or our affiliates on or prior to the Trade Date could potentially increase the Initial Level, and therefore, could increase the Coupon Barrier Level, which is the level at or above which the Underlying must close in order for you to receive a Contingent Coupon, and the Downside Threshold Level, which is the level at or above which the Underlying must close so that you are not exposed to the negative performance of the Underlying on the Valuation Date. Further, hedging activities may adversely affect any payment on or the value of the securities. Any profit in connection with such hedging activities will be in addition to any other compensation that we and our affiliates receive for the sale of the securities, which creates an additional incentive to sell the securities to you.

We and/or our affiliates may also currently or from time to time engage in business with the Reference Share Issuer, including extending loans to, or making equity investments in, the Reference Share Issuer or providing advisory services to the Reference Share Issuer. In addition, one or more of our affiliates may publish research reports or otherwise express opinions with respect to the Reference Share Issuer and these reports may or may not recommend that investors buy or hold shares of the Underlying. As a prospective purchaser of the securities, you should undertake an independent investigation of the Reference Share Issuer that in your judgment is appropriate to make an informed decision with respect to an investment in the securities.

▪	Unpredictable economic and market factors will affect the value of the securities. The payout on the securities can be replicated using a combination of the components described in “The estimated value of the securities on the Trade Date is less than the Price to Public.” Therefore, in addition to the level of the Underlying, the terms of the securities at issuance and the value of the securities prior to maturity may be influenced by factors that impact the value of fixed income securities and options in general such as:

o       the expected and actual volatility of the Underlying;

o       the time to maturity of the securities;

o        the dividend rate on the Underlying;

o       interest and yield rates in the market generally;

o       investors’ expectations with respect to the rate of inflation;

o       events affecting companies engaged in the industry of the Reference Share Issuer;

o       geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the Reference Share Issuer or markets generally and which may affect the level of the Underlying; and

o       our creditworthiness, including actual or anticipated downgrades in our credit ratings.

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Some or all of these factors may influence the price that you will receive if you choose to sell your securities prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors.

▪	No ownership rights in the Underlying. Your return on the securities will not reflect the return you would realize if you actually owned shares of the Underlying. The return on your investment is not the same as the total return based on a purchase of the shares of the Underlying. For example, as a holder of the securities, you will not have any ownership interest or rights in the Underlying, such as voting rights or dividend payments. In addition, the issuer of the Underlying will not have any obligation to consider your interests as a holder of the securities in taking any corporate action that might affect the value of the Underlying and therefore, the value of the securities.

▪	Anti-dilution protection is limited. The calculation agent will make anti-dilution adjustments for certain events affecting the Underlying. However, an adjustment will not be required in response to all events that could affect the Underlying. If an event occurs that does not require the calculation agent to make an adjustment, or if an adjustment is made but such adjustment does not fully reflect the economics of such event, the value of the securities may be materially and adversely affected. See “Description of the Securities—Adjustments” in the relevant product supplement.

▪	The U.S. federal tax consequences of an investment in the securities are unclear. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as described in “United States Federal Tax Considerations” below. If the IRS were successful in asserting an alternative treatment, the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized by U.S. investors and the withholding tax consequences to non-U.S. investors, might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

Supplemental Use of Proceeds and Hedging

We intend to use the proceeds of this offering for our general corporate purposes, which may include the refinancing of existing debt outside Switzerland. Some or all of the proceeds we receive from the sale of the securities may be used in connection with hedging our obligations under the securities through one or more of our affiliates. Such hedging or trading activities on or prior to the Trade Date and during the term of the securities (including on any calculation date, as defined in any accompanying product supplement) could adversely affect the value of the Underlying and, as a result, could decrease the amount you may receive on the securities at maturity. For additional information, see “Supplemental Use of Proceeds and Hedging” in any accompanying product supplement.

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Ordinary Shares of Deutsche Bank Aktiengesellschaft Historical Performance

The following graph sets forth the daily closing levels of the Underlying for the period from January 2, 2013 through July 6, 2018. The related table sets forth the published high and low closing levels, as well as end-of-quarter closing levels, of the Underlying for each quarter in the same period. The closing level on July 6, 2018 was $11.46. We obtained the information in the table below from Bloomberg Financial Markets, without independent verification. The historical values of the Underlying should not be taken as an indication of future performance, and no assurance can be given as to the level of the Underlying on any Observation Date.

Ordinary Shares of Deutsche Bank Aktiengesellschaft Daily Closing Levels January 2, 2013 to July 6, 2018

* The solid red line in the graph indicates the Coupon Barrier Level and Downside Threshold Level.

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Ordinary Shares of Deutsche Bank Aktiengesellschaft	High	Low	Period End
2013
First Quarter	$44.78	$33.20	$33.24
Second Quarter	$41.48	$32.71	$35.65
Third Quarter	$41.73	$34.88	$38.99
Fourth Quarter	$43.19	$38.39	$40.99
2014
First Quarter	$46.22	$36.80	$38.10
Second Quarter	$39.12	$31.41	$31.41
Third Quarter	$32.64	$29.11	$31.12
Fourth Quarter	$31.09	$26.43	$26.80
2015
First Quarter	$31.41	$24.94	$31.01
Second Quarter	$32.20	$26.67	$26.93
Third Quarter	$31.27	$23.40	$24.07
Fourth Quarter	$27.45	$20.65	$21.56
2016
First Quarter	$20.97	$13.73	$15.12
Second Quarter	$17.37	$12.26	$12.26
Third Quarter	$13.62	$10.25	$11.69
Fourth Quarter	$17.00	$11.59	$16.16
2017
First Quarter	$18.62	$16.41	$17.16
Second Quarter	$19.35	$15.86	$17.79
Third Quarter	$19.07	$15.66	$17.28
Fourth Quarter	$20.10	$16.26	$19.03
2018
First Quarter	$19.77	$13.75	$13.98
Second Quarter	$14.78	$10.38	$10.62
Third Quarter (through July 6, 2018)	$11.46	$10.64	$11.46

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United States Federal Tax Considerations

This discussion supplements and, to the extent inconsistent therewith, supersedes the discussion in the accompanying product supplement under “Material United States Federal Income Tax Considerations.”

Due to the lack of any controlling legal authority, there is substantial uncertainty regarding the U.S. federal tax consequences of an investment in the securities. In the opinion of our counsel, Davis Polk & Wardwell LLP, it is reasonable under current law to treat the securities for U.S. federal income tax purposes as prepaid financial contracts with associated coupons that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. However, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible that could materially affect the timing and character of income or loss you recognize on the securities.

Assuming this treatment of the securities is respected and subject to the discussion in “Material United States Federal Income Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result:

•	Any coupons paid on the securities should be taxable as ordinary income to you at the time received or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes.

•	Upon a sale or other disposition (including retirement) of a security, you should recognize capital gain or loss equal to the difference between the amount realized and your tax basis in the security. For this purpose, the amount realized does not include any coupon paid on retirement and may not include sale proceeds attributable to an accrued coupon, which may be treated as a coupon payment. Such gain or loss should be short-term capital gain or loss.

We do not plan to request a ruling from the IRS regarding the treatment of the securities, and the IRS or a court might not agree with the treatment described herein. In particular, the securities might be determined to be short-term debt instruments, in which case the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized, might be materially and adversely affected. Moreover, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax advisor regarding possible alternative tax treatments of the securities and potential changes in applicable law.

Non-U.S. Holders. The U.S. federal income tax treatment of the coupons is unclear. Except as provided below and in the accompanying product supplement under “Material United States Federal Income Tax Considerations—Securities Held Through Foreign Entities” and “Material United States Federal Income Tax Considerations—Non-U.S. Holders Generally—Substitute Dividend and Dividend Equivalent Payments,” we currently do not intend to treat coupons paid to a Non-U.S. Holder (as defined in the accompanying product supplement) of the securities as subject to U.S. federal withholding tax, provided that the Non-U.S. Holder complies with applicable certification requirements. However, it is possible that the IRS could assert that such payments are subject to U.S. withholding tax, or that we or another withholding agent may otherwise determine that withholding is required, in which case we or the other withholding agent may withhold at a rate of up to 30% on such payments.

Moreover, as discussed under “Material United States Federal Income Tax Considerations—Non-U.S. Holders Generally—Substitute Dividend and Dividend Equivalent Payments” in the accompanying product supplement, Section 871(m) of the Internal Revenue Code generally imposes a 30% withholding tax on “dividend equivalents” paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Treasury regulations under Section 871(m), as modified by an IRS notice, exclude from their scope financial instruments issued in 2018 that do not have a “delta” of one with respect to any U.S. equity. Based on the terms of the securities and representations provided by us, our counsel is of the opinion that the securities should not be treated as

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transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. equity and, therefore, should not be subject to withholding tax under Section 871(m).

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this determination. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to a U.S. equity to which the securities relate. You should consult your tax advisor regarding the potential application of Section 871(m) to the securities.

We will not be required to pay any additional amounts with respect to U.S. federal withholding taxes.

You should read the section entitled “Material United States Federal Income Tax Considerations” in the accompanying product supplement. The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should also consult your tax advisor regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

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Supplemental Plan of Distribution

Under the terms and subject to the conditions contained in a distribution agreement dated May 7, 2007, as amended, which we refer to as the distribution agreement, we have agreed to sell the securities to CSSU. The distribution agreement provides that CSSU is obligated to purchase all of the securities if any are purchased.

CSSU will offer the securities at the offering price set forth on the cover page of this pricing supplement and will receive discounts and commissions of $0.125 per $10 principal amount of securities. MSSB and its financial advisors will collectively receive from CSSU discounts and commissions of $0.125 for each security they sell, of which $0.05 per $10 principal amount of securities reflects a structuring fee. CSSU may re-allow some or all of the discount on the principal amount per security on sales of such securities by other brokers or dealers. If all of the securities are not sold at the initial offering price, CSSU may change the public offering price and other selling terms.

An affiliate of Credit Suisse has paid or may pay in the future a fixed amount to broker-dealers in connection with the costs of implementing systems to support these securities.

We expect to deliver the securities against payment for the securities on the Settlement Date indicated herein, which may be a date that is greater than two business days following the Trade Date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, if the Settlement Date is more than two business days after the Trade Date, purchasers who wish to transact in the securities more than two business days prior to the Settlement Date will be required to specify alternative settlement arrangements to prevent a failed settlement.

The agent for this offering, CSSU, is our affiliate. In accordance with FINRA Rule 5121, CSSU may not make sales in this offering to any of its discretionary accounts without the prior written approval of the customer. A portion of the net proceeds from the sale of the securities will be used by CSSU or one of its affiliates in connection with hedging our obligations under the securities.

For further information, please refer to “Underwriting (Conflicts of Interest)” in any accompanying product supplement.

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Validity of the Securities

In the opinion of Davis Polk & Wardwell LLP, as United States counsel to Credit Suisse, when the securities offered by this pricing supplement have been executed and issued by Credit Suisse and authenticated by the trustee pursuant to the indenture, and delivered against payment therefor, such securities will be valid and binding obligations of Credit Suisse, enforceable against Credit Suisse in accordance with their terms, subject to (i) applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, (ii) possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights and (iii) concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York, except that such counsel expresses no opinion as to the application of state securities or Blue Sky laws to the securities. Insofar as this opinion involves matters governed by Swiss law, Davis Polk & Wardwell LLP has relied, without independent inquiry or investigation, on the opinion of Homburger AG, dated June 22, 2018 and filed by Credit Suisse as an exhibit to a Current Report on Form 6-K on June 22, 2018. The opinion of Davis Polk & Wardwell LLP is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in the opinion of Homburger AG. In addition, the opinion of Davis Polk & Wardwell LLP is subject to customary assumptions about the establishment of the terms of the securities, the trustee’s authorization, execution and delivery of the indenture and its authentication of the securities, and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the opinion of Davis Polk & Wardwell LLP dated June 22, 2018, which was filed by Credit Suisse as an exhibit to a Current Report on Form 6-K on June 22, 2018. Davis Polk & Wardwell LLP expresses no opinion as to waivers of objections to venue, the subject matter or personal jurisdiction of a United States federal court or the effectiveness of service of process other than in accordance with applicable law. In addition, such counsel notes that the enforceability in the United States of Section 10.08(c) of the indenture is subject to the limitations set forth in the United States Foreign Sovereign Immunities Act of 1976.

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Contact

MSSB clients may contact their local Morgan Stanley branch office or Morgan Stanley’s principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (212) 761-4000). All other clients may contact their local brokerage representative. Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 780-2731.

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